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                                                                     EXHIBIT 4.3

                   LETTER OF CONSENT, WAIVER, AND AMENDMENT

                               HOLLY CORPORATION
                         100 Crescent Court, Suite 1600
                              Dallas, Texas 75201

                                        As of November 15, 1995

TO THE PERSONS LISTED ON
Annex 1 hereto

         Re: Consent, Waiver and Amendment regarding certain Subsidiary Guaranties and the acquisition by Holly Corporation of certain 1991 Notes (as herein defined)

Ladies and Gentlemen:

         Reference is made to each of the following:

                 (a) those certain Note Agreements, each dated as of June 15, 1991 (hereinafter referred to, collectively, as the "1991 NOTE AGREEMENT"), by and among Holly Corporation, a Delaware corporation (hereinafter referred to as the "COMPANY"), and each of the purchasers listed on Annex 1 thereto (hereinafter referred to, collectively, as the "1991 PURCHASERS"), pursuant to which the Company issued and sold, and the 1991 Purchasers purchased, the Company's

                          (i) 9.72% Series A Senior Notes due June 15, 1998 (hereinafter referred to, collectively, as the "SERIES A NOTES") in the aggregate principal amount of Twenty-Eight Million Dollars ($28,000,000), and

                          (ii) 10.16% Series B Senior Notes due June 15, 2001 (hereinafter referred to, collectively, as the "SERIES B NOTES," and, together with the Series A Notes, the "1991 NOTES") in the aggregate principal amount of Fifty-Two Million Dollars ($52,000,000); and

                 (b) those certain proposed Note Agreements, each dated as of November 15, 1995 (hereinafter referred to, collectively, as the "1995 NOTE AGREEMENT"), by and among the Company and each of the purchasers listed on Annex 1 thereto (hereinafter referred to, collectively, as the "1995 PURCHASERS"), which provide for the issuance and sale by the Company, and the purchase by the 1995 Purchasers, of the Company's:

                          (i) 7.62% Series C Senior Notes due December 15, 2005 (hereinafter referred to, collectively, as the "SERIES C NOTES") in the aggregate principal amount of Thirty-Nine Million Dollars ($39,000,000), and

                          (ii) Series D Senior Notes due December 15, 2005 (hereinafter referred to, collectively, as the "SERIES D NOTES," and, together with the Series C Notes, the "1995 NOTES") in the aggregate principal amount of Twenty-One Million Dollars ($21,000,000).

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Pursuant to the terms of the 1995 Note Agreement, the purchasers of the
Series D Notes shall tender to the Company part or all of the Series B Notes held by such purchasers as payment of the purchase price of an equal principal amount of the Series D Notes.

                 Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the 1991 Note Agreement.

SECTION 1. CERTAIN TERMS OF THE 1991 NOTE AGREEMENT

                 1.1 PRO RATA OFFER FOR 1991 NOTES; RETIRED NOTES DEEMED NOT OUTSTANDING. Pursuant to paragraph 4F of the 1991 Note Agreement, the Company is, among other things, prohibited from acquiring any of the 1991 Notes prior to their respective stated final maturities, unless (i) the Company shall have offered to acquire a proportional share of the aggregate principal amount of 1991 Notes held by each holder of 1991 Notes at the time outstanding upon the same terms, conditions and consideration, and (ii) such acquisition is not directly or indirectly conditioned upon the holder of any 1991 Note giving its consent to any amendment, supplement or waiver to any provision of the 1991 Note Agreement. Additionally, any 1991 Note retired or acquired by the Company, a Subsidiary or an Affiliate in connection with an offer to acquire Notes pursuant to paragraph 4F is deemed by the terms of the 1991 Note Agreement not to be outstanding.

                 1.2 SUBSIDIARY GUARANTIES. Pursuant to paragraph 5J of the 1991 Note Agreement, the Company is obligated to, among other things, cause a Restricted Subsidiary which is not already a guarantor of the 1991 Notes to execute and deliver a Subsidiary Guaranty in each case where such Restricted Subsidiary guaranties the obligations of the Company under the Revolving Credit Agreement.

                 1.3 EVENT OF DEFAULT. Pursuant to paragraph 7A(vi) of the 1991 Note Agreement, it shall, among other things, be an Event of Default if the Company fails to perform or observe its obligations in respect of paragraph 5J of the 1991 Note Agreement and such failure shall not be remedied within thirty (30) days after a Responsible Officer of the Company obtains actual knowledge thereof.

                 1.4 CONSENTS TO AMENDMENTS. Pursuant to paragraph 11C of the 1991 Note Agreement, the written consent of all of the holders of 1991 Notes is required to change the time of payment of interest payable with respect to any Note.

SECTION 2. COMPANY REPRESENTATIONS AND WARRANTIES

                 In order to induce each of the other parties hereto to execute and accept this Letter, the Company hereby represents and warrants that:

                 2.1 HOLDERS OF 1991 NOTES. Annex 1 hereto contains the names of all of the holders of the 1991 Notes as of the date hereof, indicating which of such holders are also 1995 Purchasers.





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                 2.2      ADDITIONAL RESTRICTED SUBSIDIARY GUARANTORS UNDER THE
                          REVOLVING CREDIT AGREEMENT.

                          (A) NAVAJO CRUDE. Navajo Crude Oil Marketing Company, a Texas corporation ("Navajo Crude"), is a Restricted Subsidiary which has guarantied the obligations of the Company under the Revolving Credit Agreement pursuant to a guaranty agreement dated as of April 7, 1994.

                          (B) NAVAJO WESTERN. Navajo Western Asphalt Company, a New Mexico corporation ("Navajo Western"), is a Restricted Subsidiary which has guarantied the obligations of the Company under the Revolving Credit Agreement pursuant to a guaranty agreement dated as of February 20, 1992.

                          (C) NO OTHER GUARANTORS. Navajo Crude and Navajo Western are the only Restricted Subsidiaries which have undertaken to guaranty the obligations of the Company under the Revolving Credit Agreement since June 26, 1991.

                          (D) FAILURE TO DELIVER SUBSIDIARY GUARANTIES. A Responsible Officer of the Company has discovered that the Company has inadvertently failed to comply with its obligations under paragraph 5J of the 1991 Note Agreement. Such Responsible Officer first became aware of such failure on or about October 30, 1995.

                 2.3 MATURITY DATES OF 1991 NOTES AND 1995 NOTES. The maturity date of the Series A Notes is June 15, 1998, the maturity date of the Series B Notes is June 15, 2001, the maturity date of the Series C Notes is December 15, 2005 and the maturity date of the Series D Notes is December 15, 2005. The Company has no present intention of amending or changing any of the respective maturity dates listed in the immediately preceding sentence.

SECTION 3. DELIVERY OF SUBSIDIARY GUARANTIES

                 In order to remedy the Company's failure to comply with paragraph 5J of the 1991 Note Agreement, prior to or contemporaneously herewith, the Company has caused each of Navajo Crude and Navajo Western to execute and deliver to each of holder of 1991 Notes (i) a Subsidiary Guaranty dated as of November 1, 1995, substantially in the form of Exhibit E to the 1991 Note Agreement, and (ii) a copy of the resolutions of the board of directors of such Subsidiaries, certified by their respective secretaries or assistant secretaries, authorizing the execution, delivery and performance of such Subsidiary Guaranty.

SECTION 4. CONSENT, WAIVER AND AMENDMENT

                 By executing and delivering to the Company a counterpart of this letter of consent, waiver and amendment ("THIS LETTER"), each holder of 1991 Notes:

                          (a) consents to the acquisition of $21,000,000 of the Series B Notes by the Company in exchange for an equal aggregate principal amount of the 1995 Notes pursuant to the terms and conditions of the 1995 Note Agreement, notwithstanding paragraph 4F of the 1991 Note Agreement,





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                 (b)      consents to the payment of accrued interest to the
         date of acquisition on each Series B Note being delivered to the Company in exchange for the Series D Notes,

                 (c) waives any Default or Event of Default under paragraph 7A(vi) of the 1991 Note Agreement that may have existed due solely to the failure of the Company to cause Navajo Crude and Navajo Western to deliver a Subsidiary Guaranty, and the required resolutions of their respective board of directors and certificates from their respective secretaries or assistant secretaries, in a more timely fashion, and

                 (d) agrees that the last paragraph of paragraph 4F the 1991 Note Agreement is hereby amended and restated so as to read in it entirety as follows:

                 "For purposes of paragraph 4A, any Notes purchased or otherwise acquired by the Company or any of the Subsidiaries or Affiliates pursuant to this paragraph 4F shall be deemed to be outstanding and the Company, such Subsidiary or such Affiliate the holder thereof, but such Notes shall not be deemed to be outstanding for any other purpose under this Agreement (including, without limitation, any determination of the Required Holders)."

SECTION 5. NO OTHER WAIVERS, AMENDMENTS

                 Except as expressly provided herein, the terms of this Letter shall not effect or amend any other term or provision of the 1991 Note Agreement, and shall not operate as a waiver by any of the 1991 Purchasers, or any other holder of the 1991 Notes, of, or otherwise prejudice their rights, remedies or powers under, the 1991 Note Agreement or under applicable law and the terms and provisions of the 1991 Note Agreement continue in full force and effect.

SECTION 6. MISCELLANEOUS

                 6.1 GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW RULES.

                 6.2 DUPLICATE ORIGINALS. Two or more duplicate originals of this Letter may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Letter may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

                 6.3 SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Letter and shall not affect the construction hereof.





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                 6.4     SUCCESSORS AND ASSIGNS. This Letter shall inure to
the benefit of and be binding upon the successors and assigns of each of the partieshereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS SIGNATURE PAGE]





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         If this Letter is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Letter, whereupon this Letter will become binding between us in accordance with its terms.


                                        Very truly yours,

                                        HOLLY CORPORATION

                                        By:  /s/ Henry A. Teichholz
                                             ----------------------
                                        Name:   Henry A. Teichholz
                                        Title:  Vice President, Treasurer
                                                and Controller




         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]

                                           Accepted and Agreed to:



                                           NEW YORK LIFE INSURANCE COMPANY

                                           By:  /s/ Lisa Scuderi
                                                ----------------

                                               Name:  Lisa Scuderi
                                               Title: AssistanT Vice President


         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                         JOHN HANCOCK MUTUAL LIFE
                                         INSURANCE COMPANY

                                         By: /s/ EUGENE X. HODGE
                                             -------------------

                                         Name:  Eugene X. Hodge

                                         Title: Investment Officer








                                         JOHN HANCOCK VARIABLE LIFE
                                         INSURANCE COMPANY



                                         By: /s/ STEPHEN A. MACLEAN
                                             ----------------------

                                         Name:   Stephen A. MacLean

                                         Title:  Vice President - Investments




         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                   CONFEDERATION LIFE INSURANCE
                                   COMPANY



                                   By:  /s/ MARK G. ULEVICH
                                        -------------------

                                   Name:   Mark G. Ulevich
                                   Title:  Director, Private Placements
                                           Confederation Insurance Co.
                                           (U.S.) In Rehabilitation



                                   By:
                                        -------------------

                                   Name:

                                   Title:



         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                   THE PENN INSURANCE AND ANNUITY
                                   COMPANY

                                   By:  /s/ BARBARA B. HENDERSON
                                        ------------------------

                                   Name:   Barbara B. Henderson

                                   Title:  Investment Officer



                                   THE PENN MUTUAL LIFE INSURANCE
                                   COMPANY

                                   BY:  /s/ BARBARA B. HENDERSON
                                        ------------------------

                                   NAME:   Barbara B. Henderson

                                   Title:  Assistant Vice President






         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]

                                             THE MANHATTAN LIFE INSURANCE
                                             COMPANY

                                             By:  /s/ J.N. KOTSONIS
                                                  -----------------

                                             Name:   J.N. Kotsonis
                                             Title:  Sr. Vice President & CFO

                                             By:  /s/ NORM GORDON
                                                  ---------------

                                             Name:   Norm Gordon
                                             Title:  Second Vice President



                                             THE UNION CENTRAL LIFE INSURANCE
                                             COMPANY

                                             By:  /s/ JOSEPH A. TUCKER III
                                                  ------------------------

                                             NAME:   Joseph A. Tucker III
                                             Title:  Assistant Treasurer


         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                  SAFECO LIFE INSURANCE
                                  COMPANY

                                  By:  /s/ MICHAEL C. KNEBEL
                                       ---------------------

                                  NAME:  Michael C. Knebel

                                  Title: Vice President and Treasurer






         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                    AMERICAN INTERNATIONAL LIFE
                                    ASSURANCE COMPANY OF NEW YORK

                                    By:  /s/ JEROME T. MULDOWNEY
                                         -----------------------

                                    Name:   Jerome T. Muldowney

                                    Title:  Senior Vice President



         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]
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                                PAN-AMERICAN LIFE INSURANCE
                                COMPANY

                                By:  /s/ F. ANDERSON STONE
                                     ---------------------

                                Name:   F. Anderson Stone

                                Title:  Vice President
                                        Corporate Securities




         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]

                                          JEFFERSON-PILOT LIFE INSURANCE
                                          COMPANY

                                          By:  /s/ ROBERT E. WHALEN, II
                                               ------------------------

                                          Name:   Robert E. Whalen, II

                                          Title:  Second Vice President






         [SIGNATURE PAGE TO 1995 HOLLY CORPORATION LETTER OF CONSENT,
                            WAIVER AND AMENDMENT]

                                    ANNEX 1

                         LIST OF HOLDERS OF 1991 NOTES

NEW YORK LIFE INSURANCE COMPANY

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (A 1995 PURCHASER)

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY (A 1995 PURCHASER)

CONFEDERATION LIFE INSURANCE COMPANY

THE PENN INSURANCE AND ANNUITY COMPANY

THE PENN MUTUAL LIFE INSURANCE COMPANY

THE MANHATTAN LIFE INSURANCE COMPANY

THE UNION CENTRAL LIFE INSURANCE COMPANY

SAFECO LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

PAN-AMERICAN LIFE INSURANCE COMPANY (A 1995 PURCHASER)

JEFFERSON-PILOT LIFE INSURANCE COMPANY (A 1995 PURCHASER)





                                   Annex 1-1